UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2011

DTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50335	77-0467655
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5220 Las Virgenes Road Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

(818) 436-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Awards for Executive Officers

On February 16, 2011, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of DTS, Inc. (the “Company”) approved grants of stock options and restricted stock units under the Company’s 2003 Stock Plan (the “2003 Stock Plan”) to certain executive officers for whom disclosure was required in the Company’s proxy statement relating to the 2010 annual meeting of stockholders (the “Named Executive Officers”).  Each of the options has an exercise price of $46.35 per share, the closing price of the Company’s common stock on February 16, 2011, the date of grant.  The options vest and become exercisable in equal annual installments on each of the four anniversaries following the date of grant and have a term of ten years.   The restricted stock units vest in equal annual installments on each of the four anniversaries following February 15, 2011.  The following table sets forth the number of shares underlying the option grants and the number of restricted stock units that were granted to the Named Executive Officers on February 16, 2011:

Name	Title	Shares Underlying Options	Restricted Stock Units

Jon E. Kirchner	President and Chief Executive Officer	54,550	8,960

Brian D. Towne	Executive Vice President and Chief Operating Officer	21,820	3,580

Melvin L. Flanigan	Executive Vice President, Finance and Chief Financial Officer	19,480	3,200

Frederick L. Kitson	Executive Vice President, Chief Technology Officer	19,480	3,200

Blake A. Welcher	Executive Vice President, Legal, General Counsel and Corporate Secretary	21,430	3,520

Additional information regarding the Named Executive Officers will be set forth in the proxy statement for the Company’s 2011 Annual Meeting of Stockholders, which is expected to be filed with the Securities and Exchange Commission in April 2011.

2011 Incentive Compensation Plan

On February 16, 2011, the Committee also established an incentive compensation plan for fiscal 2011 (the “Plan”) for the Named Executive Officers.  The potential cash awards for the Named Executive Officers under the Plan will be based upon a combination of the Company’s 2011 revenue and operating income performance relative to 2011 revenue and operating income targets set by the Committee and the Committee’s assessment of each officer’s achievement of individual performance objectives set by the Committee.  However, if the Company does not achieve the threshold levels of revenue and operating income set by the Committee, awards will not be made under the Plan regardless of an officer’s achievement of his individual performance objectives, absent an exercise of discretion of the Committee.

Each Named Executive Officer award payout will be determined by multiplying the officer’s target cash payout amount (which is the product of the officer’s 2011 base salary and the officer’s target cash payout percentage) by (i) a corporate performance multiplier and (ii) an individual performance multiplier.  The corporate performance multiplier will be determined in accordance with a performance payout matrix that assigns a value ranging from 50%, if the Company achieves revenue and operating income levels of at least 90% of each of the targeted revenue and operating income amounts, to 125%, if the Company achieves revenue and operating income levels of 110% or greater of each of the targeted revenue and operating income amounts.  Each officer’s individual performance multiplier may range from 0.5 to 1.5, as determined by the Committee after year-end.

Each named executive officer’s target cash payout and maximum cash payout under the Plan (expressed as a percentage of the officer’s 2011 base salary) are set forth in the table below.  Depending on the Company’s performance and the individual’s performance in 2011, an actual cash award amount under the Plan may be more or less than the target cash payout, but not more than the maximum cash payout indicated below.

Name	Title	Base Salary(1)	Target Bonus (% of Base Salary)	Maximum Bonus (% of Base Salary)

Jon E. Kirchner	Chairman and Chief Executive Officer	$500,000	100%	187.5%

Melvin L. Flanigan	Executive Vice President, Finance and Chief Financial Officer	$312,000	55%	103.1%

Brian D. Towne	Executive Vice President and Chief Operating Officer	$335,000	60%	112.5%

Frederick L. Kitson	Executive Vice President, Chief Technology Officer	$330,000	55%	103.1%

Blake A. Welcher	Executive Vice President, Legal, General Counsel and Corporate Secretary	$318,000	55%	103.1%

(1)      The base salaries set forth in this column will be effective as of March 21, 2011.  For purposes of the Plan, the target and maximum cash payout amounts will be determined based on a pro rata blend of the base salary in effect for each officer during 2011.

Employment Agreement

On February 17, 2011, the Company entered into a new to employment agreement (the “Employment Agreement”) with its Chief Executive Officer, Mr. Jon Kirchner, effective as of such date.   The Employment Agreement replaces in its entirety the prior employment agreement the Company had with Mr. Kirchner.  The initial term of the agreement is four years, with possible one-year renewals thereafter.  Mr. Kirchner’s bases salary is $500,000 and he is eligible to participate in the Company’s annual incentive compensation plan and other incentive compensation plans established by the Board from time to time.  Mr. Kirchner will also be entitled to benefits that are generally available to other executives and other employees.

Under the Employment Agreement, if Mr. Kirchner’s employment is terminated without cause, or is constructively terminated (including as a result of a material reduction in duties, authority, responsibilities, compensation or benefits), Mr. Kirchner will be entitled to a severance package that shall include (a) a lump sum severance payment equal to twenty-four months of his base salary then in effect, (b) payment by the Company of premiums required to continue his group health care coverage for a period of twenty-four months, provided that Mr. Kirchner does not become eligible for health coverage through another employer, (c) full acceleration of vesting of his then-outstanding equity compensation awards (excluding any awards with performance based vesting) and an extension of the exercise period of his stock option or stock appreciation right grants until the earlier of (i) five years from the date of termination, or (ii) the remaining life of the equity grants, and (d) eighteen months of outplacement services.  The severance package is conditioned upon, among other things, Mr. Kirchner’s release of claims against the Company.

If Mr. Kirchner is terminated or constructively terminated within a period that is three (3) months prior to, or twenty-four months following, a Change of Control of the Company (as defined in the Employment Agreement), then, in lieu of the severance package described in the immediately preceding paragraph, Mr. Krichner shall be entitled to receive a “CoC Severance Package” that shall include (a) a lump sum severance payment equal to two times the sum of (i) his then current base salary plus (ii) the greater of (x) his most recently received annual bonus or (y) the average of his annual bonus of the prior three years immediately preceding the termination date, (b) payment by the Company of premiums required to continue his group health care coverage for a period of twenty-four months, provided that Mr. Kirchner does not become eligible for health coverage through another employer, (c) full acceleration of vesting of his then-outstanding equity compensation awards (excluding any awards with performance based vesting, except to the extent such acceleration is specifically provided for pursuant to the grant documents) and an extension of the exercise period of his stock options or stock appreciation right grants until the earlier of (i) five years from the date of termination, or (ii) the remaining life of the equity grants, and (d) eighteen months of outplacement services.  The CoC Severance Package is conditioned upon, among other things, Mr. Kirchner’s release of claims against the Company and, to the extent he sells all of his ownership interest in the Company as part of the Change of Control transaction, his agreement not to compete or solicit Company customers for a period of two years following the Change of Control.

The description of the Agreement above is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 hereto.

Item 9.01               Financial Statements and Exhibits

(d)	Exhibits

10.1	Employment Agreement, dated February 17, 2011, between DTS, Inc. and Jon Kirchner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DTS, INC.

Date: February 23, 2011	By:	/s/ Melvin Flanigan
Melvin Flanigan
Executive Vice President, Finance and
Chief Financial Officer
(principal financial and accounting officer)

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement, dated February 17, 2011, between DTS, Inc. and Jon Kirchner